UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 10, 2007
MannKind Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

28903 North Avenue Paine Valencia, California (Address of principal executive offices)	91355 (Zip Code)
Registrant’s telephone number, including area code: (661) 775-5300
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     This Current Report on Form 8-K/A is being filed solely to file certain inadvertently omitted portions of Exhibits 99.1 and 99.2 of the Current Report on Form 8-K filed by MannKind Corporation on October 16, 2007. In accordance with Rule 12b-15 of the Securities Exchange Act of 1934, as amended, the complete text of Item 5.02 (which is unchanged) follows.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On October 10, 2007, MannKind Corporation (the “Company”) entered into updated Executive Severance Agreements and Change of Control Agreements with the following executive officers: Richard L. Anderson (Change of Control Agreement only), Hakan S. Edstrom, Diane M. Palumbo, David Thomson, Juergen Martens and Peter Richardson. The following descriptions of the agreements are qualified in their entirety by reference to the form of Executive Severance Agreement attached hereto as Exhibit 99.1 and the form of Change of Control Agreement attached hereto as Exhibit 99.2.
Executive Severance Agreement.
     The Executive Severance Agreement provides certain benefits in the event that the executive officer’s employment is terminated by the Company other than for cause or by the executive officer for good reason. The benefits include (i) the continuation of base salary for 18 months following the date of termination, (ii) the payment of an amount equal to the average bonus paid or payable to the executive officer for the prior three years and a pro rated bonus amount for the current year if earned, (iii) the provision of health and dental insurance for up to 18 months following the date of termination, and (iv) the extension of the time to exercise vested stock options for up to 18 months following the date of termination.
Change of Control Agreement.
     The Change of Control Agreement provides for the employment of the executive officer during the two-year period following a change of control and provides certain benefits in the event that the executive officer’s employment is terminated during such period by the Company other than for cause or by the executive officer for good reason. The Change of Control Agreement provides that during the two-year period, the executive officer will (i) have a position and duties commensurate to those of the officer prior to the change of control, (ii) perform his or her services at the same work site as before the change of control, (iii) receive an annual base salary at least equal to the executive officer’s annual base salary as before the change of control, (iv) be eligible for an annual bonus, and (v) receive other benefits.
     In the event of a covered termination during the two-year period following a change of control, the Change of Control Agreement provides for (i) the continuation of base salary for 18 months following the date of termination, (ii) the payment of an amount equal to 1.5 times the average bonus paid or payable to the executive officer for the three years prior to the change of control and a pro rated bonus amount for the current year if earned, (iii) the provision of health and dental insurance for up to 18 months following the date of termination, (iv) the immediate vesting of all of the executive officer’s stock options, and (v) the extension of the time to exercise vested stock options following the date of termination.
Item 9.01  Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.1	Form of Executive Severance Agreement and schedule.

99.2	Form of Change of Control Agreement and schedule.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANNKIND CORPORATION
By:	/s/ David Thomson, Ph.D., J.D.
	Name:	David Thomson, Ph.D., J.D.
	Title:	Corporate Vice President, General Counsel and Secretary

Dated: October 16, 2007

EXHIBIT LIST

Exhibit Number	Description

99.1	Form of Executive Severance Agreement and schedule.

99.2	Form of Change of Control Agreement and schedule.